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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 14, 1998
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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                      SAFECO TO TAKE THIRD QUARTER CHARGE


          SEATTLE--(October 14, 1998)-SAFECO Corporation (NASD: SAFC) announced today that its life operation will record a pretax charge to earnings in the third quarter of $46.8 million after the completion of a review of the capital structure, deferred acquisition costs and product lines.


          The write-off of deferred acquisition costs is specifically tied to two blocks of annuity business, its equity-indexed product and a fixed annuity product, and to its universal life business, all of which have been adversely affected by current market conditions.

          SAFECO Life also reviewed its capital needs and as a result is paying a dividend of $78 million to SAFECO Corporation. In addition, SAFECO Life is exiting the Multiple Employer Trust (MET) business and focusing on its growing excess loss medical product line and related work site sold products.

          "These changes are a result of a seven-month effort at our company to position ourselves properly for growth in both revenue and return on equity," said Randall H. Talbot, president of SAFECO Life Insurance Company. "We look forward to an exciting time ahead as our new initiatives are implemented."

          SAFECO will release its third quarter earnings on October 26, 1998.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: October 15, 1998             By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer